Exhibit 99.1

TM

FOR IMMEDIATE RELEASE	Contact:	Cindy Knoebel VP, Financial & Corporate Communications VF Services, Inc. (336) 424-6189/(646) 472-2817

ANTITRUST WAITING PERIOD FOR PURCHASE BY VF CORPORATION OF
RIGHTS FROM DAVID CHU AND COMPANY, INC. EXPIRES

Greensboro, NC (August 22, 2003) – VF Corporation (NYSE: VFC), the world’s largest apparel company, announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the previously announced purchase by VF of David Chu and Company, Inc.’s rights to receive 50% of the net royalty income from licensing the Nautica trademark expired at 11:59 p.m. on August 21, 2003.

VF anticipates completing the purchase of rights from David Chu and Company, Inc. and the previously announced merger between Nautica Enterprises, Inc. and a wholly-owned subsidiary of VF on August 27, 2003 or shortly thereafter.

About the Company
VF Corporation is the world’s largest apparel company and a leader in jeanswear, intimate apparel, playwear, workwear and daypacks. Its principal brands include Lee®, Wrangler®, Riders®, Rustler®, Vanity Fair®, Vassarette®, Bestform®, Lily of France®, Lee Sport®, Healthtex®, JanSport®, Eastpak®, Red Kap® and The North Face®.

VF Corporation’s press releases, annual report and other information can be accessed through the company’s home page, http://www.vfc.com.